Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #496 to the Registration Statement on Form N-1A of Investment Managers Series Trust II, with respect to Tradr 2X Long AAOI Daily ETF, Tradr 2X Long INDI Daily ETF, Tradr 2X Long BTBT Daily ETF, Tradr 2X Long LEU Daily ETF, Tradr 2X Long BTDR Daily ETF, Tradr 2X Long LITE Daily ETF, Tradr 2X Long BYND Daily ETF, Tradr 2X Long POET Daily ETF, Tradr 2X Long CCJ Daily ETF, Tradr 2X Long QMCO Daily ETF, Tradr 2X Long CDE Daily ETF, Tradr 2X Long RR Daily ETF, Tradr 2X Long CLF Daily ETF, Tradr 2X Long SEDG Daily ETF, Tradr 2X Long COHR Daily ETF, Tradr 2X Long SERV Daily ETF, Tradr 2X Long EOSE Daily ETF, Tradr 2X Long SNDK Daily ETF, Tradr 2X Long HL Daily ETF, Tradr 2X Long UUUU Daily ETF, Tradr 2X Long HUT Daily ETF and Tradr 2X Long WYFI Daily ETF, each a series of shares of Investment Managers Series Trust II, under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 26, 2026